Exhibit 1.1

Lear Corporation

4.75% Senior Notes Due 2023

Purchase Agreement

New York, New York

January 14, 2013

Citigroup Global Markets Inc.

Barclays Capital Inc.

J. P. Morgan Securities LLC

RBC Capital Markets, LLC

UBS Securities LLC

As Representatives of the several

Initial Purchasers named in

Schedule I hereto

Ladies and Gentlemen:

Lear Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under the Indenture, dated as of March 26, 2010 (the “Base Indenture”), among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented through the date hereof and as further supplemented by the Third Supplemental Indenture, to be dated as of January 17, 2013, among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). To the extent there are no additional Initial Purchasers listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. Any reference herein to the Preliminary Offering Memorandum, Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Exchange Act on or before the date of the Preliminary Offering Memorandum, Disclosure Package or the Offering Memorandum, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to any Preliminary Offering Memorandum, the Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of the Preliminary Offering Memorandum, Disclosure Package or the Offering Memorandum, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

The Subsidiary Guarantors shall provide a guarantee of the obligations under the Notes (the “Guarantees,” and together with the Notes, the “Securities”). For purposes of this Agreement, all references to Subsidiary Guarantors shall mean those entities set forth on Schedule IV hereto.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated January 14, 2013 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Offering Memorandum”), and a final offering memorandum, dated January 14, 2013 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Offering Memorandum”). Each of the Disclosure Package (as defined in Section 21 hereof), the Preliminary Offering Memorandum and the Offering Memorandum sets forth certain information concerning the Company, the Subsidiary Guarantors and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Subsidiary Guarantors will agree, among other things, to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) (and the related guarantees) under the Act.

1. Representations and Warranties. The Company and each of the Subsidiary Guarantors, severally and jointly, represent and warrant to, and agree with, each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Offering Memorandum, as of its date, did not, the Disclosure Package, as of the Execution Time, did not and at the Closing Date, will not, and the Offering Memorandum, as of its date and (as amended or supplemented in accordance with Section 5(a) hereof) as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Guarantors make no representations or warranties as to the information contained in or omitted from the Preliminary Offering Memorandum, Disclosure Package or Offering Memorandum (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Offering Memorandum, Disclosure Package or Offering Memorandum (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.

(b) Neither the Company nor any Subsidiary Guarantor (including their agents and representatives, other than the Initial Purchasers in their capacity as such) has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Subsidiary Guarantors or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Schedule II hereto, including a term sheet substantially in the form of Schedule III hereto, which constitute part of the Disclosure Package, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 5(c). Each Issuer Written Communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof. The documents incorporated by reference in the Disclosure Package and the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package or the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Each Issuer Written Communication and the final term sheet prepared pursuant to Section 5(b) does not include any information that conflicts with the information contained in the Disclosure Package or the Offering Memorandum, including any document incorporated therein by reference. The foregoing sentence does not apply to statements in or omissions from any Issuer Written Communication based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8 hereof.

(d) Each of the Company, its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Act) and each of the Subsidiary Guarantors has been duly incorporated, formed or otherwise organized and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or partnership, as the case may be, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to have such power and authority, be so qualified, or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) All the outstanding shares of capital stock of each subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Offering Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than liens and other encumbrances that will be permitted under the terms of the Indenture).

(f) All the outstanding limited liability company interests of each subsidiary that is a limited liability company have been duly and validly authorized and issued in accordance with the applicable limited liability company law, and, except as otherwise set forth in the Disclosure Package and the Offering Memorandum, all outstanding limited liability company interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than liens and other encumbrances that will be permitted under the terms of the Indenture).

(g) All the outstanding partnership, limited partnership, or limited liability partnership interests of each subsidiary that is a partnership, limited partnership, or limited liability partnership, as the case may be, have been duly and validly authorized and issued in accordance with the applicable partnership law, and, except as otherwise set forth in the Disclosure Package and the Offering Memorandum, all outstanding partnership, limited partnership, or limited liability partnership interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than liens and other encumbrances that will be permitted under the terms of the Indenture).

(h) The Company and each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(i) The Company and each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and each Subsidiary Guarantor and, on the Closing Date, will have been validly executed and delivered by the Company and each Subsidiary Guarantor. When the Indenture has been executed and delivered by the Company and each Subsidiary Guarantor (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against them in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. On the Closing Date, the Indenture will conform in all material respects to the requirements for qualification under the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(k) Each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Guarantees and the guarantees of the Exchange Notes and Private Exchange Notes. Each Guarantee and each guarantee of the Exchange Notes and Private Exchange Notes has been duly authorized by the applicable Subsidiary Guarantor, and, on the Closing Date each Guarantee, will have been validly executed and delivered by such Subsidiary Guarantor. When the Guarantees and the guarantees of the Exchange Notes and Private Exchange Notes have been executed in accordance with the provisions of the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes will be entitled to the benefits of the Guarantees and the guarantees of the Exchange Notes and Private Exchange Notes, as applicable, and the Guarantees and the guarantees of the Exchange Notes and Private Exchange Notes will be valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(l) The Company and each Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and each Subsidiary Guarantor and, on the Closing Date, will have been validly executed and delivered by the Company and each Subsidiary Guarantor. When the Registration Rights Agreement has been executed and delivered by the Company and each Subsidiary Guarantor (assuming the due authorization, execution and delivery by the Initial Purchasers), the Registration Rights Agreement will constitute a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against them in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(m) The Company and the Subsidiary Guarantors are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) No consent, approval, authorization, filing with or order of any court or governmental or regulatory agency or body is required in connection with the transactions contemplated herein, except (i) such as will be obtained or made under the Act, the Exchange Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and Offering Memorandum and (iii) such as would not have a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the transactions contemplated herein.

(o) Neither the execution, delivery and performance by the Company and the Subsidiary Guarantors of this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement nor the issue and sale of the Securities nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except in the cases of clauses (ii) and (iii), for such conflicts, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No holder of securities of the Company or any of its subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference into the Preliminary Offering Memorandum and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Historical Financial Data” and the selected financial data set forth under the caption “Selected Financial Data” in the Preliminary Offering Memorandum and the Offering Memorandum have been derived from the accounting records of the Company and its subsidiaries and fairly present in all material respects, on the basis stated in the Preliminary Offering Memorandum and the Offering Memorandum, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum fairly represent the information called for in all materials respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r) Except as set forth in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company or the Subsidiary Guarantors, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(s) Except as set forth in the Disclosure Package and the Offering Memorandum, each of the Company and each of its subsidiaries owns or leases all such real and tangible personal properties as are necessary to the conduct of its operations as presently conducted.

(t) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or similar organization document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable; except in the cases of clauses (ii) and (iii), for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Ernst & Young, LLP, who have opined to certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedule incorporated by reference into the Disclosure Package and the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) The Company and the Subsidiary Guarantors have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(w) Except as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(x) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect or otherwise set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), (i) the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are, to the knowledge of the Company, in full force and effect; (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (v) in the past three years, neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and (vi) to the knowledge of the Company, it will be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or any Subsidiary Guarantor any loans or advances to such subsidiary from the Company or any Subsidiary Guarantor or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(z) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received in the past three years any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that the interactive data in eXtensbile Business Reporting Language included or incorporated by reference in each of the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto) is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries have no knowledge of any material weakness in their internal controls over financial reporting.

(bb) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective.

(cc) The Company and each Subsidiary Guarantor has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or any Subsidiary Guarantor to facilitate the sale or resale of the Securities.

(dd) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).

(ee) The Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith currently applicable to the Company.

(ff) Neither the Company, nor to the knowledge of the Company, any of its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has knowledge of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, and to the knowledge of the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) The operations of the Company and its subsidiaries are, and in the past three years have been, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Neither the Company, nor to the knowledge of the Company, any of its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (in their capacity as such with respect to the Company or any of its subsidiaries) is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as now conducted or as proposed in the Disclosure Package and the Offering Memorandum to be conducted, except as set forth in the Disclosure Package and the Offering Memorandum, or where the failure to so own, possess, license or otherwise have the right to use would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Offering Memorandum, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any intellectual property rights that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The statistical, industry-related and market-related data included in each of the Disclosure Package and the Offering Memorandum, are based on or derived from sources that, to the knowledge of the Company, are reliable and accurate

(kk) The Notes, the Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in each of the Disclosure Package and the Offering Memorandum.

(ll) None of the Company, its subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the

Act. Assuming compliance by the Initial Purchasers with their obligations under Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

(mm) No securities of the Company or any of its subsidiaries are of the same class (with the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(nn) None of the Company, its subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, its subsidiaries, their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

Any certificate signed by any officer of the Company or Subsidiary Guarantor and delivered to the Representatives or counsel for the Initial Purchasers on or about the Closing Date in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Subsidiary Guarantor, as the case may be, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.686875% of the principal amount thereof, plus accrued interest, if any, from January 14, 2013 to the Closing Date, the principal amount of the Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m. on January 17, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such time of delivery and payment for the Securities, the “Closing Time” and such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as Citigroup Global Markets Inc. may request.

The Company agrees to have the Securities available for inspection by the Representatives in New York, New York, on the Business Day prior to the Closing Date.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuers that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(1) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(2) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has complied and will comply with the offering restrictions requirement of Regulation S; and

(vii) at or prior to the confirmation of sale of the Securities (other than a sale of the Securities pursuant to Section 4(b)(i)(1) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

5. Agreements. The Company and each of the Subsidiary Guarantors jointly and severally agree with the several Initial Purchasers that:

(a) The Company will not amend or supplement the Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) unless the Company has furnished the Representatives with a copy for a reasonable period of time prior thereto and the Representatives shall have given their prior consent, which consent shall not be unreasonably withheld.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule III hereto.

(c) Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object; provided that the prior written consent of the parties thereto shall be deemed to have been given in respect of the Issuer Written Communication included in Schedule II hereto and any electronic road show.

(d) If, at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Offering Memorandum to comply with applicable law, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package or the Offering Memorandum may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package or the Offering Memorandum to correct such statement or omission; and (iii) supply any supplemented or amended Disclosure Package or the Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) The Company will furnish to the Representatives and counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(d), as many copies of each Preliminary Offering Memorandum, the Offering Memorandum and Issuer Written Communication and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them, except in a transaction registered under the Securities Act.

(h) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act, except as contemplated by the Registration Rights Agreement.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(k) At any time when the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, for so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the Act; provided that the availability of such information on the Commission’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations hereunder. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l) The Company and the Subsidiary Guarantors will comply with all applicable securities and other laws, rules and regulations, and use their respective best efforts to cause the Company’s and each Subsidiary Guarantors’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

(m) The Notes will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Preliminary Offering Memorandum and the Offering Memorandum for the time period and upon the other terms stated therein.

(n) The Company and each Subsidiary Guarantor will not for a period of 60 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, except as set forth in the Disclosure Package and the Offering Memorandum.

(o) The Company and each Subsidiary Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or Subsidiary Guarantor to facilitate the sale or resale of the Securities.

(p) The Company and the Subsidiary Guarantors agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of the Disclosure Package, the Offering Memorandum and each Issuer Written Communication, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum, the Offering Memorandum and each Issuer Written Communication, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vi) the transportation and other expenses reasonably incurred by or on behalf of Company or Subsidiary Guarantor representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Subsidiary Guarantors; and (viii) all other costs and expenses incident to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Winston & Strawn LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached as Annex A hereto.

(b) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Offering Memorandum (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Representatives a certificate of the Company and any Subsidiary Guarantors, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company and such Subsidiary Guarantor, dated the Closing Date, to the effect that the signers of such certificate have examined the Disclosure Package, the Offering Memorandum and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company and each Subsidiary Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each Subsidiary Guarantor have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto); and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given to the Company of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization” as the term is defined for purposes of Section 3(a)(26) under the Exchange Act;

(d) The Company shall have furnished to the Representatives certificates of the Company, signed by the Chief Executive Officer, the President or the principal financial officer of the Company, dated the date hereof and the Closing Date, in form and substance satisfactory to the Representatives.

(e) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Initial Purchasers, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board and containing statements and information of the type customarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Offering Memorandum (together with any supplement thereto), provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date. References to the Offering Memorandum in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Notes by either Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. or Moody’s Investors Services, Inc. or any of their respective successors or any notice given to the Company of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company and each Subsidiary Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, at 767 Fifth Avenue, New York, New York, on the Closing Date.

7. Reimbursement of Initial Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers or the occurrence of any of the events specified in Section 10 hereof, the Company will reimburse the Initial Purchasers severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, their respective affiliates, the directors, officers, employees and agents of each Initial Purchaser and their respective affiliates, and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum,

the Disclosure Package, any Issuer Written Communication or any communication that would be deemed an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, in a registered offering under the Securities Act, or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Offering Memorandum, the Disclosure Package, any Issuer Written Communication or any communication that would be deemed an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, in a registered offering under the Securities Act, or in any amendment or supplement thereto, a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and each Subsidiary Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company and each Subsidiary Guarantor may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each Subsidiary Guarantor, their respective directors, officers, employees and agents of the Company and each Subsidiary Guarantor, and each person who controls the Company and each Subsidiary Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Subsidiary Guarantor to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company and each Subsidiary Guarantor acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution,” the list of Initial Purchasers and paragraphs 8 and 9 related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in any Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Written Communication, or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including one local counsel in each jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including one local counsel in each jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Subsidiary Guarantors, jointly and severally, and the Initial Purchasers severally and not jointly agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Subsidiary Guarantors and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case under this clause (d) shall any Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Subsidiary Guarantors and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Subsidiary Guarantors on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company and the Subsidiary Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company or any Subsidiary Guarantor shall have the same rights to contribution as the Company or any Subsidiary Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial

Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package or the Offering Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Subsidiary Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any Subsidiary Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(t), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or any Subsidiary Guarantor, will be mailed, delivered or telefaxed to (248) 447-5126 and confirmed to it at Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48035, Attention: General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and each Subsidiary Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and the Subsidiary Guarantors and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Subsidiary Guarantors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers have advised or is currently advising the Company on related or other matters). The Company and the Subsidiary Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect or owe a fiduciary duty to the Company or any Subsidiary Guarantor, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company, the Subsidiary Guarantors and the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Offering Memorandum used most recently prior to the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto, if any, and (v) any other Issuer Written Communication that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time when sales of the Securities were first made.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“subsidiary” shall mean any corporation, limited partnership, limited liability company, or other entity with respect to which the Company (or a subsidiary thereof) owns a majority of the common stock, units or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or general partners, as the case may be.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Subsidiary Guarantors and the several Initial Purchasers.

Very truly yours, Lear Corporation

By:	/s/ Jeffrey H. Vanneste
Name: Jeffrey H. Vanneste Title: Senior Vice President and Chief Financial Officer

Lear Corporation EEDS and Interiors Lear Mexican Seating Corporation Lear Operations Corporation

By:	/s/ Jeffrey H. Vanneste
Name: Jeffrey H. Vanneste
Title: President and Principal Executive Officer and Chief Financial Officer

Guilford Mills, Inc.

By:	/s/ William P. McLaughlin
Name: William P. McLaughlin
Title: Vice President

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Matthew S. Burke
Name: Matthew S. Burke
Title: Director

For themselves and the other

several Initial Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

Barclays Capital Inc.

By:	/s/ Thomas M. Blouir
Name: Thomas M. Blouir
Title: Managing Director

For themselves and the other

several Initial Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

J.P. Morgan Securities LLC

By:	/s/ Geoffrey S. Kirles
Name: Geoffrey S. Kirles
Title: Executive Director

For themselves and the other

several Initial Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

RBC Capital Markets, LLC

By:	/s/ James S. Wolfe
Name: James S. Wolfe
Title: Managing Director
Head of US Leveraged Finance

For themselves and the other

several Initial Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

UBS Securities LLC

By:	/s/ Illegible
Name: Illegible
Title: Director

By:	/s/ Illegible
Name: Illegible
Title: Managing Director

For themselves and the other

several Initial Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

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